EXHIBIT 99.2
                                                      ------------

               UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

INTRODUCTION:
-------------

     On May 14, 2003 pursuant to the Purchase, Sale and Termination of Interests Agreement (the "Agreement") by and between Bekaert Corporation, N.V. Bekaert S.A. ("Seller" or "Bekaert"), and Energy Conversion Devices, Inc. ("Buyer" or "ECD"), ECD completed the purchase of Bekaert's 19% interest in United Solar Systems Corp. ("United Solar") and 60% interest in Bekaert ECD Solar Systems LLC ("Bekaert ECD Solar") for $6 million ($4 million paid at closing and $2 million to be paid no later than December 22, 2003) to increase ECD's ownership in both entities to 100%.

     This transaction was accounted for as a step acquisition using the purchase method of accounting. With this transaction, ECD increased its ownership of Bekaert ECD Solar from 40% to 100%, necessitating a change from the equity method of accounting to consolidation effective May 2003. As ECD's ownership interest in United Solar increased from 81% to 100%, United Solar will continue to be accounted for as a consolidated entity, however, minority interest will cease to be recognized.

     The following unaudited pro forma consolidated ("pro forma") financial statements have been prepared to give effect to the acquisition of Bekaert ECD Solar and United Solar using the purchase method of accounting. The assumptions and adjustments are described in the accompanying notes to the unaudited pro forma consolidated financial statements. The pro forma Balance Sheet as of March 31, 2003 has been prepared as if the transaction had been completed on that date. The pro forma Statements of Income for the year ended June 30, 2002 and the nine-months ended March 31, 2003 have been prepared as if the transaction had been completed on July 1, 2001. The unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the transaction occurred on those dates, nor is it necessarily indicative of ECD's future financial position or results of operations.

     The pro forma financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of purchase price to the acquired assets and assumed liabilities of Bekaert ECD Solar and United Solar. The valuation of certain net assets, such as machinery and equipment, are in process. Based on the preliminary valuation of machinery and equipment, there is an excess of the aggregate fair value of the identifiable net assets acquired over the purchase price which results in negative goodwill. ECD believes the negative goodwill generated by this transaction is a result of Bekaert's decision to focus on its core business. Any change in the estimated fair value of the net assets of Bekaert ECD Solar and United Solar will change the amount of the resulting negative goodwill. Therefore, final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

     These unaudited pro forma financial statements are based upon the respective historical consolidated financial statements of ECD, Bekaert
ECD Solar and United Solar. They should be read in conjunction with the historical consolidated financial statements of ECD, related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the reports and other information ECD has on file with the Securities and Exchange Commission as well as the audited and unaudited historical financial statements and related notes of Bekaert ECD Solar filed as Exhibit 99.1 of this 8-K/A current report.

           NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.   Basis of Pro Forma Presentation

      On May 14, 2003, pursuant to the Agreement, Energy Conversion Devices, Inc. ("Buyer" or "ECD"), completed the purchase of N.V. Bekaert S.A.'s ("Seller" or "Bekaert") 19% interest in United Solar Systems Corp. (United Solar) and 60% interest in Bekaert ECD Solar Systems LLC (Bekaert ECD Solar) for $6 million ($4 million paid at closing and $2 million to be paid no later than December 22,
2003) to increase ECD's ownership in both entities to 100%. In accordance with the purchase and sale agreement, Bekaert assigned to ECD its $12.2 million note receivable of its bridge loans to Bekaert ECD Solar and ECD provided $36 million to Bekaert ECD Solar to terminate its master sale-and-leaseback agreement with LaSalle National Leasing ("LaSalle") pursuant to which Bekaert ECD Solar's machinery and equipment were sold to LaSalle and leased back for a period of seven years. This transaction was accounted for as a step acquisition using the purchase method of accounting.

     The unaudited pro forma consolidated ("pro forma") Balance Sheet at March 31, 2003 is presented to give effect to the acquisition of Bekaert ECD Solar and United Solar (the "Acquisition") as if the transaction had been consummated on that date. The unaudited pro forma Statements of Income for the year ended June 30, 2002, and the nine-month period ending March 31, 2003 are presented as if the transaction had been consummated on July 1, 2001.

     The purchase price of the Acquisition was allocated to identifiable assets acquired and liabilities assumed based on an estimate of their fair values. The valuation of certain assets, such as machinery and equipment, are in process. Based on the preliminary valuation of machinery and equipment, there is an excess of the aggregate fair value of the identifiable net assets acquired over the purchase price which results in negative goodwill. In accordance with the provisions of Statement of Financial Accounting Standards No. 141 "Business Combinations," the negative goodwill is allocated to reduce the carrying value of the fixed assets of United Solar and Bekaert ECD Solar.

     The purchase price allocation has been prepared on a preliminary basis, and reasonable changes are expected as additional information becomes available. The following is a summary of the estimated fair value of the assets acquired and liabilities assumed (representing 60% of Bekaert ECD Solar and 19% of United Solar) as of the date of the acquisition. The estimated fair value of property, plant and equipment shown below is net of the allocated negative goodwill:

        Property, plant and equipment                            $27,060,400
        Other assets                                              33,098,683
        Liabilities                                              (53,512,410)
                                                                 ------------
             Total purchase price, including transaction costs   $ 6,646,673
                                                                 ===========

     The preliminary purchase price allocation for Bekaert ECD Solar and United Solar is subject to revision as more detailed analysis is completed and additional information on the fair values of Bekaert ECD Solar and United Solar's assets and liabilities becomes available. Any change in fair value of the net assets of Bekaert ECD Solar and United Solar will change the amount of the resulting negative goodwill and will result in a further adjustment of fixed asset values. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented herein.

2.   Pro Forma Adjustments

     Certain reclassifications have been made to conform Bekaert ECD Solar's historical amounts to the Company's financial statement presentation.

     The accompanying pro forma financial statements have been formatted to show ECD's consolidated financial statements, including its 81% interest in United Solar and the historical financial statements of Bekaert ECD Solar, together with certain adjustments to reflect intercompany elimination and purchase price accounting entries.

     The accompanying unaudited pro forma financial statements reflect the following pro forma adjustments:

For the nine months ended March 31, 2003:

1)     To eliminate intercompany revenues and related cost of sales between:

                                                 Revenues    Cost of Sales
                                                 --------    -------------

   -   ECD and Bekaert ECD Solar                $  446,440    $  768,440

   -   Bekaert ECD Solar and United Solar        4,128,850     4,128,850
                                                ----------    ----------
                                                $4,575,290    $4,897,290
                                                ==========    ==========

2)     To eliminate United Solar's 40% equity loss in Bekaert ECD Solar.

3)     To eliminate historical minority interest for ECD's 19% of United.

4) To eliminate intercompany interest income and related expense on the bridge loan from ECD to Bekaert ECD Solar ($38,286), interest expense on Bekaert's bridge loan to Bekaert ECD Solar ($85,727) and interest expense on the LaSalle lease obligations ($1,072,800) substantially offset by the elimination of interest income on ECD's long-term investments liquidated to payoff the LaSalle lease in accordance with the Agreement.

5) To eliminate amortization expense on Bekaert ECD Solar for prepaid royalty to ECD.

6) To adjust depreciation expense to reflect the reduction of the carrying value of property and equipment from the allocation of negative goodwill.

As of March 31, 2003:

7)     To eliminate previous loans and advances by ECD to Bekaert ECD Solar.

8) To eliminate Bekaert's 19% minority interest in United Solar and to eliminate United Solar's 10% investment in Bekaert ECD-Europe.

9) To eliminate intercompany accounts and notes receivable due to ECD ($11,448,231) and United Solar ($1,543,530) from Bekaert ECD Solar.

10) To record liability for directors & officers insurance for certain Bekaert employees as required by the Agreement.

11) To eliminate intercompany accounts receivable between United Solar and Bekaert ECD Solar.

12) To recognize Bekaert's obligation to pay Bekaert ECD Solar $12 million no later than January 1, 2004 (discounted value at March 31, 2003 of $11,448,231) that had not previously been recognized. If Bekaert ECD Solar had remained an investee of Bekaert, the payment would have been an equity transaction that would have increased Bekaert's interest in Bekaert ECD Solar from 60% to 66%.

13) To eliminate intercompany accounts payable to Bekaert ECD Solar from United Solar as a result of the purchase.

14) To reflect the cash payments for the acquisition consisting of $4 million paid to Bekaert at closing, and $2 million to be paid to Bekaert before December 22, 2003 and $646,673 for other acquisition costs, primarily broker fees.

15) To eliminate ECD's remaining investment in Bekaert ECD Solar and the related capital accounts of Bekaert ECD Solar.

16) To eliminate remaining revenue of $3,835,058 deferred by ECD under the completed contract method on machinery and equipment sold to Bekaert ECD Solar.

17)    To eliminate loan from Bekaert to Bekaert ECD Solar of $9,668,722.

18) To eliminate ECD's warranty reserve of $387,917 related to equipment sold to Bekaert ECD Solar.

19) To reflect the payoff of the LaSalle lease obligation for $36 million, including a lease cancellation premium of $1,769,191.

20)    To eliminate prepaid royalty from Bekaert ECD Solar to ECD.

21) To adjust the carrying value related to ECD's increased ownership percentage of the property and equipment acquired based upon preliminary assessments and eliminate negative goodwill through reduction of the recorded value of the fixed assets acquired.

Year ended June 30, 2002:

22)    To eliminate intercompany revenues and related cost of sales between:

                                                 Revenues    Cost of Sales
                                                 --------    -------------

    -   ECD and Bekaert ECD Solar               $ 4,237,201   $ 5,361,062

    -   Bekaert ECD Solar and United Solar        5,883,442     5,883,442
                                                -----------   -----------
                                                $10,120,643   $11,244,504
                                                ===========   ===========

23)    To eliminate United Solar's 40% equity loss in Bekaert ECD Solar.

24) To eliminate historical minority interest for ECD's 19% of United Solar losses ($1,536,236) and United Solar's 10% of Bekaert ECD-Europe income ($14,041).

25) To eliminate interest expense on the LaSalle lease obligation substantially offset by the elimination of interest income on ECD's long-term investments liquidated to payoff the LaSalle lease obligation in accordance with the Agreement.

26) To eliminate amortization expense on Bekaert ECD Solar for prepaid royalty to ECD.


3.   Pro Forma Combined Net Income Per Share

      Shares used to calculate unaudited pro forma combined net income per basic and diluted share were computed using the Company's weighted average shares outstanding during the respective periods.


                                                     ENERGY CONVERSION DEVICES, INC.
                                                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                           AS OF MARCH 31, 2003


                                                                               ASSETS

                                                           Historical                             Pro Forma
                                                 -------------------------------  ----------------------------------------
                                                                   BEKAERT ECD
                                                      ECD           SOLAR SYS.      ADJUSTMENTS      NOTES    CONSOLIDATED
                                                 -------------     ------------     -----------      -----    ------------

CURRENT ASSETS
   Cash, including cash equivalents               $ 14,323,162     $  1,411,451    $  (4,000,000)     14     $ 11,734,613
   Short-term investments                           78,841,734                       (36,000,000)     19       42,841,734
   Accounts receivable, net of allowance             3,662,748        4,334,405       11,448,231      12       19,445,384
   Accounts receivable due from related parties      7,101,680        4,481,946       (6,025,476)     9,11      5,558,150
   Note receivable - Bekaert ECD Solar Systems      11,448,231                       (11,448,231)      9
   Inventories, net of allowance                     2,961,983        8,532,741                                11,494,724
   Other                                               408,046        1,185,560                                 1,593,606
                                                  ------------     ------------     -------------            ------------
      TOTAL CURRENT ASSETS                         118,747,584       19,946,103      (46,025,476)              92,668,211


PROPERTY, PLANT AND EQUIPMENT (net)                 16,082,855       81,902,557      (26,450,431)   8,16,21    71,534,981

Investments in Rare Earth Ovonic - China             1,710,000                                                  1,710,000

INVESTMENTS IN AND ADVANCES TO JOINT VENTURES
   Bekaert ECD Solar Systems                        25,295,102                       (12,108,453)      7
                                                                                     (13,186,649)     14,15
   Bekaert ECD Europe                                   36,889                           (36,889)      8
   Texaco Ovonic Hydrogen Systems
   Texaco Ovonic Battery Systems
   Ovonyx                                              720,000                                                    720,000
   Ovonic Media
   ITS Innovative Transportation Systems             4,869,610                                                  4,869,610

OTHER ASSETS                                         3,009,688       37,915,108      (18,534,722)      20      22,390,074
                                                  ------------     ------------    --------------            ------------
      TOTAL ASSETS                                $170,471,728     $139,763,768    $(116,342,620)            $193,892,876
                                                  ============     ============    ==============            ============


                                                                        LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                    Historical                             Pro Forma
                                                          ------------------------------  ------------------------------------------

                                                                           BEKAERT ECD
                                                               ECD          SOLAR SYS.    ADJUSTMENTS        NOTES     CONSOLIDATED
                                                          -------------    -----------    -----------        -----     -------------

CURRENT LIABILITIES
   Accounts payable and accrued expenses                   $ 17,862,981     $  2,601,182   $    207,180        10      $
                                                                                             (4,481,946)       11
                                                                                             (1,499,890)       13
                                                                                              2,646,673        14
                                                                                               (387,917)       18        16,948,263
   Accounts payable and accrued expenses-related parties        342,454       10,667,613    (10,667,613)        7,9         342,454
   Salaries, wages and amounts withheld from employees        2,481,119          256,182                                  2,737,301
   Deferred revenues under business agreements                6,897,390            4,038                                  6,901,428
   Deferred revenues - related parties                        3,835,058                      (3,835,058)       16
   Current installments on long-term liabilities             13,793,147       28,917,652     (2,984,370)        7
                                                                                            (11,448,231)        9
                                                                                             (9,668,722)       17        18,609,476
                                                           ------------     ------------   -------------               ------------
      TOTAL CURRENT LIABILITIES                              45,212,149       42,446,667    (42,119,894)                 45,538,922

LONG-TERM LIABILITIES                                         2,272,763       58,655,670    (34,230,809)       19        26,697,624

NONREFUNDABLE ADVANCE ROYALTIES                               3,520,424                                                   3,520,424
                                                           ------------     ------------   ------------                ------------
      TOTAL LIABILITIES                                      51,005,336      101,102,337    (76,350,703)                 75,756,970

MINORITY INTEREST                                             1,330,486           47,235     (1,377,721)        8

COMMITMENTS

STOCKHOLDERS' EQUITY
   Capital Stock
      Class A Convertible Common Stock,
      par value $0.01 per share:
        Authorized - 500,000 shares
        Issued & Outstanding - 219,913 shares                     2,199                                                       2,199
      Class B Convertible Common Stock,
      par value $0.01 per share:
        Authorized, Issued and Outstanding - 430,000 shares       4,300                                                       4,300
   Common Stock, other                                                        65,000,000    (65,000,000)       15
   Common Stock, par value $0.01 per share:
        Authorized - 30,000,000 shares
        Issued & Outstanding - 21,251,926 shares at March       212,519                                                     212,519
        31, 2003
   Additional paid-in capital                               385,060,387           56,000        (56,000)       15       385,060,387
   Accumulated deficit                                     (266,485,437)     (26,489,691)     26,489,691       15      (266,485,437)

   Accumulated other comprehensive income                     1,040,878           47,887         (47,887)      15         1,040,878
   Unearned Compensation on Class B Convertible
      Common Stock                                           (1,698,940)                                                 (1,698,940)
                                                           -------------    ------------   --------------              -------------
        TOTAL STOCKHOLDERS' EQUITY                          118,135,906       38,614,196     (38,614,196)               118,135,906
                                                           ------------     ------------   --------------              ------------
        TOTAL LIABILITIES & STOCKHOLDERS' EQUITY           $170,471,728     $139,763,768   $(116,342,620)              $193,892,876
                                                           ============     ============   ==============              ============




                                                    ENERGY CONVERSION DEVICES, INC.
                                           UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                                               FOR THE NINE MONTHS ENDED MARCH 31, 2003


                                                                     Historical                      Pro Forma
                                                           ---------------------------    ----------------------------------
                                                                           BEKAERT ECD
                                                                ECD         SOLAR SYS.     ADJUSTMENTS  NOTES  CONSOLIDATED
                                                           -------------   -----------     -----------  -----  -------------

REVENUES
   Product sales                                            $  9,956,698    $ 12,668,120                        $ 22,624,818
   Product sales to related parties                            4,747,031                    $(4,575,290)    1        171,741
                                                            ------------    ------------     -----------        ------------
      Total product sales                                     14,703,729      12,668,120     (4,575,290)          22,796,559
   Royalties                                                   1,397,052                                           1,397,052
   Royalties - related parties                                    32,473                                              32,473
                                                            ------------                                        ------------
      Total royalties                                          1,429,525                                           1,429,525
   Revenues from product development agreements                4,108,194         122,067                           4,230,261
   Revenues from product development agreements
      with related parties                                    23,983,682                                          23,983,682
                                                            ------------    ------------    ------------        -------------
        Total revenues from product development agreements    28,091,876         122,067                          28,213,943
   Revenues from license and other agreements                  3,419,114                                           3,419,114
   Other revenues                                                124,651                                             124,651
   Other revenues from related parties                           158,752                                             158,752
                                                            ------------                                        ------------
      Total other revenues                                       283,403                                             283,403
                                                            ------------    ------------     -----------        ------------
         TOTAL REVENUES                                       47,927,647      12,790,187     (4,575,290)          56,142,544
                                                            ------------    ------------     -----------         -----------

EXPENSES
   Cost of product sales                                      16,213,837      13,868,977     (5,198,690)   1,6    24,884,124
   Cost of revenues from product development agreements       27,555,595         168,216                          27,723,811
   Product development and research                           14,318,063                                          14,318,063
   Patent defense (net)                                        2,394,071                                           2,394,071
   Patents                                                     1,702,878                                           1,702,878
   Operating, general and administrative (net)                 5,514,581       8,340,614       (937,500)    5     12,917,695
                                                            ------------    ------------     -----------         -----------
        TOTAL EXPENSES                                        67,699,025      22,377,807     (6,136,190)          83,940,642

LOSS FROM OPERATIONS                                         (19,771,378)     (9,587,620)     1,560,900          (27,798,098)

OTHER INCOME (EXPENSE)
   Interest income                                             3,049,001          28,872     (1,111,086)    4      1,966,787
   Interest expense                                             (330,598)     (1,347,350)     1,196,813     4       (481,135)
   Equity loss in joint ventures                              (5,228,415)                     4,532,268     2       (696,147)
   Minority interest share of losses                           1,489,254         (14,053)    (1,475,201)    3
   Other nonoperating income (net)                               285,091         329,921                             615,012
                                                            ------------    ------------     ----------         ------------
      TOTAL OTHER INCOME (EXPENSE)                              (735,667)     (1,002,610)     3,142,794            1,404,517

NET LOSS BEFORE CUMULATIVE EFFECT OF
   CHANGE IN ACCOUNTING PRINCIPLE                            (20,507,045)    (10,590,230)     4,703,694          (26,393,581)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
   PRINCIPLE                                                   2,215,560                                           2,215,560
                                                            ------------    -------------    ----------         ------------
NET LOSS                                                    $(18,291,485)   $(10,590,230)    $4,703,694         $(24,178,021)
                                                            =============   =============    ==========         =============

BASIC NET LOSS PER SHARE BEFORE
   CUMULATIVE EFFECT OF CHANGE IN
   ACCOUNTING PRINCIPLE                                        $(0.94)                                             $(1.21)
BASIC NET INCOME PER SHARE FOR CUMULATIVE
   EFFECT OF CHANGE IN ACCOUNTING
   PRINCIPLE                                                     0.10                                                0.10
                                                               ------                                              ------
BASIC NET LOSS PER SHARE                                       $(0.84)                                             $(1.11)
                                                               =======                                             =======
DILUTED NET LOSS PER SHARE BEFORE
   CUMULATIVE EFFECT OF CHANGE IN
   ACCOUNTING PRINCIPLE                                        $(0.94)                                             $(1.21)
DILUTED NET INCOME PER SHARE FOR
   CUMULATIVE EFFECT OF CHANGE IN
   ACCOUNTING PRINCIPLE                                          0.10                                                0.10
                                                               ------                                              ------
DILUTED NET LOSS PER SHARE                                     $(0.84)                                             $(1.11)
                                                               =======                                             =======




                                                     ENERGY CONVERSION DEVICES, INC.
                                            UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                                                     FOR THE YEAR ENDED JUNE 30, 2002


                                                                    Historical                          Pro Forma
                                                            ---------------------------     -----------------------------------

                                                                            BEKAERT ECD
                                                                 ECD         SOLAR SYS.     ADJUSTMENTS     NOTES  CONSOLIDATED
                                                            ------------    -----------     -----------     -----  ------------

REVENUES
   Product sales                                              $ 26,252,235    $ 16,140,910                         $ 42,393,145
   Product sales to related parties                             10,381,932                   $(10,120,643)   22         261,289
                                                               -----------    ------------   -------------         ------------
      Total product sales                                       36,634,167      16,140,910    (10,120,643)           42,654,434
   Royalties                                                     1,980,746                                            1,980,746
   Royalties - related parties                                      20,168                                               20,168
                                                              ------------                                         ------------
      Total royalties                                            2,000,914                                            2,000,914
   Revenues from product development agreements                  6,776,976         157,256                            6,934,232
   Revenues from product development agreements
      with related parties                                      45,908,741                                           45,908,741
                                                              ------------    ------------                         ------------
        Total revenues from product development agreements      52,685,717         157,256                           52,842,973
   Revenues from license and other agreements                       25,000                                               25,000
   Other revenues                                                  136,577                                              136,577
   Other revenues from related parties                             227,910                                              227,910
                                                              ------------                                         ------------
      Total other revenues                                         364,487                                              364,487
                                                              ------------    ------------   -------------         ------------
         TOTAL REVENUES                                         91,710,285      16,298,166    (10,120,643)           97,887,808
                                                              ------------    ------------   -------------         ------------

EXPENSES
   Cost of product sales                                        37,165,211      16,889,974    (11,244,504)   22      42,810,681
   Cost of revenues from product development agreements         51,703,118                                           51,703,118
   Product development and research                             12,775,128                                           12,775,128
   Patent defense (net)                                          2,749,176                                            2,749,176
   Patents                                                       2,183,166                                            2,183,166
   Operating, general and administrative (net)                   7,367,813       7,555,484     (1,055,556)   26      13,867,741
                                                              ------------    ------------   -------------         ------------
         TOTAL EXPENSES                                        113,943,612      24,445,458    (12,300,060)          126,089,010
                                                              ------------    ------------   -------------         ------------

LOSS FROM OPERATIONS                                           (22,233,327)     (8,147,292)     2,179,417           (28,201,202)

OTHER INCOME (EXPENSE)
   Interest income                                               4,727,246         192,790       (470,693)   25       4,449,343
   Interest expense                                               (910,134)     (1,080,661)       470,693    25      (1,520,102)
   Equity loss in joint ventures                                (3,658,480)                     2,944,031    23        (714,449)
   Minority interest share of losses                             1,536,236         (14,041)    (1,522,195)   24
   Loss on write-off of investment in EV Global                 (1,000,000)                                          (1,000,000)
   Other nonoperating income (net)                                 650,425          61,074                              711,499
                                                              ------------    ------------   ------------          ------------
      TOTAL OTHER INCOME (EXPENSE)                               1,345,293        (840,838)     1,421,836             1,926,291
                                                              ------------    -------------  ------------          ------------

NET LOSS                                                     $ (20,888,034)   $ (8,988,130)  $  3,601,253          $(26,274,911)
                                                             ==============   =============  ============          =============

BASIC NET LOSS PER SHARE                                        $(0.96)                                              $(1.21)
                                                                =======                                              =======

DILUTED NET LOSS PER SHARE                                       (0.96)                                               (1.21)
                                                                =======                                              =======
